UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3096839
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1818 Market Street, Suite 1500

Philadelphia, Pennsylvania 19103

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

The common units representing limited partner interests (the “Common Units”) in Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), are governed by the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated January 26, 2010, as amended by Amendment No. 1 thereto, dated July 1, 2011, and Amendment No. 2 thereto, dated November 21, 2011 (as so amended, the “Partnership Agreement”). This Amendment No. 3 to the Partnership’s Registration Statement on Form 8-A is being filed to update the description of the Common Units and delete references to certain obsolete provisions that are no longer applicable. This Amendment No. 3 hereby amends and restates in its entirety the Partnership’s Registration Statement on Form 8-A.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Units is set forth under the captions “Description of the Common Units,” “Cash Distributions,” “Description of Our Partnership Agreement,” “Conflicts of Interest and Fiduciary Responsibilities” and “Material Tax Considerations” in the prospectus included in the Partnership’s Registration Statement on Form S-3 (Registration No. 333-185192), filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2012 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

The foregoing description of the Common Units does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Amendment No. 3 to Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description

1.	Registration Statement on Form S-3 (Registration No. 333-185192), filed with the SEC on November 29, 2012 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Partnership (incorporated herein by reference to Exhibit 3.1 to Registration Statement on Form S-1 (Registration No. 333-71968), filed with the SEC on October 22, 2001.

3.	Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 26, 2010 (incorporated herein by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, File No. 1-31219, filed with the SEC on January 28, 2010).

4.	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 1, 2011 (incorporated herein by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, File No. 1-31219, filed with the SEC on July 5, 2011).

5.	Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 21, 2011 (incorporated herein by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, File No. 1-31219, filed with the SEC on November 28, 2011).

6.	Form of certificate representing Common Units (filed as Exhibit A to the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 26, 2010 (incorporated herein by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, File No. 1-31219, filed with the SEC on January 28, 2010)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Sunoco Logistics Partners L.P.

	By:	Sunoco Partners LLC,
its general partner

Date: November 29, 2012	By:	/s/ Martin Salinas, Jr.
	Name:	Martin Salinas, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.	Registration Statement on Form S-3 (Registration No. 333-185192), filed with the SEC on November 29, 2012 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Partnership (incorporated herein by reference to Exhibit 3.1 to Registration Statement on Form S-1 (Registration No. 333-71968), filed with the SEC on October 22, 2001.

3.	Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 26, 2010 (incorporated herein by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, File No. 1-31219, filed with the SEC on January 28, 2010).

4.	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 1, 2011 (incorporated herein by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, File No. 1-31219, filed with the SEC on July 5, 2011).

5.	Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 21, 2011 (incorporated herein by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, File No. 1-31219, filed with the SEC on November 28, 2011).

6.	Form of certificate representing Common Units (filed as Exhibit A to the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 26, 2010 (incorporated herein by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, File No. 1-31219, filed with the SEC on January 28, 2010)).